EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

WADDELL & REED ADVISORS FUNDS

Supplement dated April 15, 2015 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 30, 2015

and as supplemented April 1, 2015

The following replaces the “Portfolio Managers” section for Waddell & Reed Advisors Bond Fund on page 6:

Portfolio Managers

Mark Otterstrom, Senior Vice President of WRIMCO, has managed the Fund since August 2008, and Susan Regan, Vice President of WRIMCO, has managed the Fund since August 2014. Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of the Fund.

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The following replaces the “Portfolio Managers” section for Waddell & Reed Advisors Government Securities Fund on page 16:

Portfolio Managers

Mark Otterstrom, Senior Vice President of WRIMCO, has managed the Fund since August 2008, and Susan Regan, Vice President of WRIMCO, has managed the Fund since August 2014. Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of the Fund.

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The following is added as a new paragraph to the “The Management of the Funds — Portfolio Management — Waddell & Reed Advisors Bond Fund and Waddell & Reed Advisors Government Securities Fund” section on page 51.

Effective April 30, 2015, Mr. Otterstrom will no longer serve as a manager of either Fund.

WADDELL & REED ADVISORS FUNDS

Supplement dated April 30, 2015 to the

Waddell & Reed Advisors Funds Statement of Additional Information

dated January 30, 2015

and as supplemented April 1, 2015

All references and information related to Mark Otterstrom are deleted in their entirety.